SCHEDULE 14A—
INFORMATION REQUIRED IN PROXY STATEMENT
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
VIRTUALFUND.COM, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VirtualFund.com, Inc.
13911 Ridgedale Drive, Suite 477
Minnetonka, Minnesota 55305

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 4, 2003

TO THE SHAREHOLDERS OF VIRTUALFUND.COM, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of VirtualFund.com, Inc. ("VirtualFund") will be held at the Select Inn of Bloomington, 7851 Normandale Boulevard, Bloomington, Minnesota 55435, on Friday, April 4, 2003 at 9:00 a.m., Central Time, for the following purposes:

  1.
  To elect five directors.

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on Friday, February 28, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ JOSEPH D. PUPEL Joseph D. Pupel Interim CEO

Minnetonka, Minnesota March 10, 2003

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY,
WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON.
IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND
VOTE IN PERSON IF YOU WISH.

VirtualFund.com, Inc.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is furnished to the shareholders of VirtualFund.com, Inc. ("VirtualFund") in connection with the solicitation of proxies by the Board of Directors of VirtualFund for use at the Annual Meeting of Shareholders to be held on Friday, April 4, 2003 at 9:00 a.m., or any adjournments thereof. The Annual Meeting will be held at the Select Inn of Bloomington, 7851 Normandale Boulevard, Bloomington, Minnesota 55435. The mailing of this Proxy Statement to shareholders of VirtualFund commenced on or about March 10, 2003.

Record Date and Outstanding Shares

        Shareholders of record at the close of business on February 28, 2003 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 22,878,617 shares of common stock were issued and outstanding.

Voting and Revocation of Proxies

        Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, your shares will be voted FOR the election of the five directors nominated by the Board and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. You may revoke your proxy at any time before it is voted by (i) signing and returning a proxy bearing a later date, (ii) giving written notice to the Secretary of VirtualFund, or (iii) attending the Annual Meeting and voting in person.

        The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Every holder of common stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There is no cumulative voting. The affirmative vote of a plurality of the shares present and entitled to vote is required for the election of directors. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions will have the same effect as a negative vote. If a broker holding shares in "street name" indicates on an executed proxy that it does not have authority to vote certain shares with respect to a matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

Solicitation of Proxies

        All expenses in connection with solicitation of proxies on behalf of the Board of Directors will be borne by VirtualFund. VirtualFund will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of VirtualFund. VirtualFund will solicit proxies by mail. In addition, directors, officers, and other employees of VirtualFund may solicit in person, by telephone, by facsimile or by mail.

        VirtualFund has retained Innisfree M&A Incorporated ("Innisfree") for solicitation and advisory services in connection with this solicitation, for which Innisfree will receive a fee of up to $25,000, together with reimbursement of its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Costs of this solicitation of proxies are currently estimated to be approximately $15,000 to $25,000. Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree will employ approximately 20 persons to solicit VirtualFund's shareholders for the Annual Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of VirtualFund's common stock as of February 28, 2003 by (a) each person known to VirtualFund to beneficially own more than five percent (5%) of VirtualFund common stock, (b) each director of VirtualFund and each nominee to serve as a director, (c) each executive officer named in the Summary Compensation Table and (d) all directors, nominees and executive officers of VirtualFund as a group. Except as otherwise indicated below, to the knowledge of VirtualFund, each shareholder has sole voting and investment power over the shares beneficially owned, except to the extent authority is shared by spouses under applicable law.

Name & Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent Of Class
Edward S. Adams 701 Xenia Ave. S, Ste 130 Minneapolis, MN 55416	1,013,758	4.3%
John K. Cavanaugh 5355 Avenida Encinas, Ste 110 Carlsbad, CA 92008	250,000	1.1%
Timothy R. Duoos 2261 Cosmos Ct., Ste 150 Carlsbad, CA 92009	1,015,759	4.3%
Steven Fisher 13911 Ridgedale Drive, Ste 477 Minnetonka, MN 55303	200,000	*
Edward M. Graca 3800 West 80th Street, Ste 190 Bloomington, MN 55431	3,100,100	13.5%
Monte Johnson 13911 Ridgedale Drive, Ste 477 Minnetonka, MN 55303	—	*
Joseph D. Pupel 13911 Ridgedale Drive, Ste 477 Minnetonka, MN 55305	—	*
All directors, nominees and executive officers as a group (6 persons)	5,579,617	22.8%

Name & Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent Of Class
Dennis and Joanne Chase P.O. Box 248 North Lake, WI 53064	1,660,000	(2)	8.2%
Douglas L. Henkel 2302 Lanyard Place Carlsbad, CA 92009	2,000,000	(2)(3)	9.9%
Sihl-Zurich Paper Mill on Sihl AG Giesshubelstrasse 15 CH-8045 Zurich, Switzerland	2,742,858	(2)	12.7%

*
Less than 1%

(1)
Includes the following number of shares that could be purchased under stock options or warrants exercisable within 60 days of the date hereof: Mr. Adams, 525,000 shares; Mr. Cavanaugh, 250,000 shares; Mr. Duoos, 525,000 shares; Mr. Fisher, 200,000 shares; Mr. Graca, 100,000 shares; all directors, nominees and executive officers as a group, 1,600,000 shares; and Sihl-Zurich Paper Mill on Shil AG, 1,371,429 shares.

(2)
Based on information contained in a Schedule 13D or an amendment thereto filed with the Securities and Exchange Commission.

(3)
Subject to transfer restrictions and potential forfeiture as described in a Schedule 13D filed with the Securities and Exchange Commission.

ELECTION OF DIRECTORS
(Proposal 1)

        The Articles of Incorporation and Bylaws of VirtualFund provide that the Board of Directors is divided into three classes of directors, with approximately one-third of the directors belonging to each class. VirtualFund's Bylaws provide that the Board of Directors may consist of such number of directors as determined by the Board of Directors. Currently, VirtualFund's Board of Directors consists of five directors.

        Five directors will be elected at the Annual Meeting: one for a term expiring in 2004, two for terms expiring in 2005 and two for terms expiring in 2006. Generally, only one class of directors is subject to election at an annual meeting, with each director serving for a term of three years and until his successor is elected. However, VirtualFund has not held a meeting to elect directors since June 2000, and the terms of all three classes of directors have expired or will expire at this Annual Meeting.

        The Board of Directors has nominated the five persons named below for election to the classes and for the terms set forth below. Each of the nominees currently serves as a director of VirtualFund. Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named below. VirtualFund believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

        The name and age of the nominees and their principal occupations are set forth below, based upon information furnished to VirtualFund by the nominees. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years.

Name, Age and Principal Occupation	Director Since
Nominated for a term ending in 2006 (Class I):
John K. Cavanaugh, 44, served as Chief Executive Officer of Gateway Telecommunications Inc. from 1990 to 2000. Gateway was acquired by United Asset Coverage Inc. ("UAC") in October 2000. Mr. Cavanaugh currently holds the position of Senior Vice President Equipment Division with UAC, the nation's leading maintenance provider for Avaya and Nortel Telecommunications with 50 offices located throughout the United States.	2000
Edward M. Graca, 55, was the founder of Marquest Financial, Inc. and has served as its President since 1994. Marquest Financial, Inc. was acquired by VirtualFund in January 2003. Mr. Graca has been involved in the mortgage banking business since 1971, serving as the Start-up Manager for Temple Inland Mortgage from 1993-1994 and as Regional Manager for Centrust Mortgage from 1985-1992. Mr. Graca holds a Bachelor of Arts degree from the University of Minnesota.	2002
Nominated for a term ending in 2005 (Class II):

Timothy R. Duoos, 46, is currently self-employed. Mr. Duoos served as Chairman of the Board of Directors, President and Chief Executive Officer of Lyndale Garden Center, Inc. in Minneapolis from October 31, 1986 until 2000. Mr. Duoos also held a part-time position as Chairman of the Board and Chief Executive Officer of Sunbelt Nursery Group, Inc. ("Sunbelt") based in Fort Worth, Texas, from November 1994 through May 1998, and President from October 1997 through May 1998. He served as a part-time consultant to Sunbelt from May 1998 to December 1998. Sunbelt filed a voluntary petition under the U.S. Bankruptcy Code in May 1998. Mr. Duoos served as a Director of Pinnacle Financial, Inc., a privately held company from June 1996 through June 1997.	1999
Stephen Fisher, 48, is the President of TEAM Technologies, formerly a wholly owned subsidiary (RSPNetwork) of VirtualFund. Mr. Fisher has held this position since July 2001 when RSPN was purchased from VirtualFund. TEAM Technologies is a systems integrator specializing in Internet hosting, integration, and support services. From 1992 to 1998, Mr. Fisher was President and CEO of TEAM Technologies prior to its acquisition by VirtualFund.	1999
Nominated for a term ending in 2004 (Class III):
Edward S. Adams, 39, has been a Professor of Law at the University of Minnesota School of Law since 1992 and is Co-Director for the Kommerstad Center for Business Law and Entrepreneurship at the University of Minnesota School of Law. Mr. Adams has also been a principal in Equity Securities Investments, Inc. in Golden Valley, Minnesota since 1995.	1999

        The affirmative vote of a plurality of the shares of common stock represented at the Annual Meeting and entitled to vote is required for the election of directors.

The Board of Directors Unanimously Recommends That Shareholders
Vote "For" the Election of the Nominees Set Forth in This Proposal 1.

Other Information Regarding the Board of Directors

        Meetings.    During the 2002 fiscal year, the Board of Directors met twelve times and each director attended all of the meetings.

        Board of Directors Committees.    The Audit Committee did not meet during fiscal 2002. Among other duties, the Audit Committee reviews VirtualFund's accounting, auditing and reporting practices, makes recommendations concerning the work of VirtualFund's independent auditors and reviews the adequacy of internal controls. A report of the Audit Committee is also contained in this Proxy Statement. The Company has not adopted a written charter for the Audit Committee. The Audit Committee currently consists of Mr. Adams, Mr. Cavanaugh and Mr. Duoos.

        The Compensation Committee did not meet during the 2002 fiscal year. The Compensation Committee's duties include establishing salaries, bonuses and other compensation for VirtualFund's executive officers, and administrating the 1996 Stock Incentive Plan. The Compensation Committee currently consists of Mr. Fisher and Mr. Cavanaugh.

        Compensation of Directors.    Outside directors are paid a director's fee of $3,000 per month and are reimbursed for travel and related expenses incurred while performing company business. No additional standard payments are payable to VirtualFund's directors for committee participation.

        In connection with their initial appointment to the Board of Directors and pursuant to letters from VirtualFund dated August 23, 1999 and September 10, 1999, respectively, Messrs. Duoos and Adams were granted options to purchase 100,000 shares of VirtualFund's common stock at $2.00 and $1.65 per share, respectively, which vest at a rate of 25,000 shares per year. In July 2001, the Board of Directors repriced the options to $.15 per share.

        The Board of Directors decided on July 10, 2001 to grant to each of Messrs. Adams, Cavanaugh, Duoos on each future anniversary date of the Board action non-qualified 5-year options to purchase 100,000 shares of VirtualFund's common stock at a price of $.15 per share. The options were granted in fiscal year 2003 together with a similar option for Mr. Fisher, at a price of $.05 per share.

        For other agreements involving directors of VirtualFund, see "Executive Compensation and Other Information—Consulting Agreements" and "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth, for the years ended June 30, 2002, 2001 and 2000, the compensation earned by the Chief Executive Officer or persons acting in a similar capacity and each of the other executive officers of VirtualFund whose salary and bonus exceeded $100,000 for the year ended June 30, 2002 (collectively, the "Named Executives"):

Summary Compensation Table

							Long-Term Compensation
		Annual Compensation
Name and Principal Position	Fiscal Year						No. of Securities Underlying Options (#)		All Other Compensation ($)
		Salary ($)			Bonus ($)
Monte S. Johnson Former Acting Chief Executive Officer	2002 2001 2000	$ $	71,202 70,562 —	(1)	$	— — —	— — —		$	— — —
Joseph D. Pupel Interim Chief Executive Officer	2002 2001 2000		$106,926 — —	(2)	$	— — —	— — —			$16,158 — —	(3)
Timothy Duoos Chairman of the Board, Consultant	2002 2001 2000		$296,000 136,000 33,000	(4)	$	— — —	— 250,000 100,000	(5) (5)		$202,527 — —	(6)
Edward S. Adams Vice-Chairman of the Board, Consultant	2002 2001 2000		$216,000 136,900 30,000	(7)	$	— — —	— 250,000 100,000	(5) (5)	$	— — —

(1)
Paid pursuant to Consulting Agreement between VirtualFund and Monte S. Johnson, effective as of May 1, 2001 (see below, Consulting Agreements).

(2)
Payments made pursuant to a Consulting Agreement between VirtualFund and Financial Drivers, LTD effective October 8, 2001, for the CEO services of Joseph Pupel (see below, Consulting Agreements).

(3)
Payments made pursuant to a Consulting Agreement between VirtualFund and Financial Drivers, LTD effective August 15, 2001, for the accounting services of Joseph Pupel (see below, Consulting Agreements).

(4)
Reflects payments to Timothy Duoos pursuant to a consulting agreement dated July 1, 2001 and approved by the Board (see below, Consulting Agreements). Includes director's fees of $36,000.

(5)
On July 10, 2001 the Board repriced the following options previously issued to Messrs. Adams and Duoos based on the current market value of VirtualFund's stock on the date repriced: an option issued to Mr. Adams on September 10, 1999 to purchase 100,000 shares of VirtualFund's common stock for $1.65 per share was repriced to $0.15 per share; an option issued to Mr. Duoos on August 23, 1999 to purchase 100,000 shares of VirtualFund's common stock for $2.00 per share was repriced to $0.15 per share; an option issued to Mr. Adams on June 1, 2001 to purchase 250,000 shares of VirtualFund's common stock for $0.16 per share was repriced to $0.15 per share; and an option issued to Mr. Duoos on September 10, 1999 to purchase 100,000 shares of VirtualFund's common stock for $0.16 per share was repriced to $0.15 per share.

(6)
Payments to Duoos during fiscal year 2002 for reimbursement of moving expenses.

(7)
Reflects payments to Edward S. Adams pursuant to a consulting agreement dated July 1, 2001 and approved by the Board (see below, Consulting Agreements). Includes director's fees of $36,000.

Stock Options

        Except as described above, no new stock options were granted or issued during the 2002 fiscal year. The Company maintains two stock option plans pursuant to which executive officers, other employees and certain non-employees providing services to VirtualFund are able to receive options to purchase VirtualFund's common stock. These plans are the 1990 Restated Stock Option Plan (as amended May 19, 1991) and the 1996 Stock Incentive Plan. Options can no longer be granted under the 1990 Restated Stock Option Plan.

        The following table summarizes the exercises of options by the Named Executives in fiscal 2002 and the value of options held at June 30, 2002 by the Named Executives. There were no options exercised by the Named Executives during the fiscal year ended June 30, 2002.

Aggregated Option Exercises In Last Fiscal Year
And Year-End Option Values

			Number of Securities Underlying Unexercised Options at June 30, 2002 (#)
					Value of Unexercised In-the-Money Options at June 30, 2001 ($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward S. Adams	—	—	300,000	50,000	—	—
Timothy Duoos	—	—	300,000	50,000	—	—

(1)
At June 30, 2002, none of the options were in the money.

Consulting Agreements

        VirtualFund entered into a Consulting Agreement with MSJ & Associates, LLC ("Consultant"), which is controlled by its principal, Monte Johnson, effective May 1, 2001. Under the Consulting Agreement, Mr. Johnson was designated as Acting Chief Executive Officer of VirtualFund and had the powers and authorities, as well as the duties and obligations, inherent in such office. VirtualFund paid Mr. Johnson $175 per hour for services provided under the Consulting Agreement. Upon execution of the Agreement, VirtualFund deposited with Consultant the amount of $15,000 to be held as deposit by Consultant until the termination of the Agreement. The Agreement was entered into for an indefinite term and could be terminated by either party upon five days written notice. Consultant terminated the Agreement in October 2001.

        In August 2001, VirtualFund entered into a Consulting Agreement with Financial Drivers, LTD, controlled by Joseph D. Pupel. Under terms of the agreement, Mr. Pupel is to provide financial services to VirtualFund. In October of 2001, Mr. Pupel was designated Interim Chief Executive Officer, replacing Monte Johnson, and is paid $100 per hour for his services. For the fiscal year ended June 30, 2002, VirtualFund paid Financial Drivers, LTD $123,084 for Mr. Pupel's services and $75,634 for financial services provided by other employees of Financial Drivers, LTD. The agreement may be terminated by Financial Drivers, LTD upon 10 days written notice and by VirtualFund upon 10 days written notice if all amounts due Financial Drivers, LTD have been paid in full.

        For services performed in connection with the reorganization of VirtualFund after the termination of the former Chief Executive Officer and President, Mr. Masters, Messrs. Adams and Duoos each received a payment of $100,000 in June 2001. For services performed in connection with the review of merger and acquisition possibilities, Mr. Cavanaugh received at the same time a payment of $30,000. Simultaneously, VirtualFund granted to each of Messrs. Adams and Duoos immediately exercisable 5-year options to purchase 250,000 shares of VirtualFund's common stock exercisable at $.16 per share. These options were repriced to $.15 per share in July 2001. In June 2001, Mr. Cavanaugh received immediately exercisable 5-year options to purchase 50,000 shares of VirtualFund's common stock at $.16 per share.

        In connection with their service on the Special Acquisition/Investment Committee, Messrs. Adams and Duoos each entered into agreements with VirtualFund dated July 1, 2001. Under the terms of the agreements, they are obligated to find business opportunities, investments, and/or transactions to enhance shareholder value by performing the following consulting services: contact investment bankers and brokers to identify and effectuate transactions, conduct and oversee the due diligence required to analyze transaction options, review and analyze proposals for transactions, present details to the Board of Directors for consideration, negotiate the structure, parameters and valuation with respect to any transaction, coordinate all necessary legal, accounting or other necessary professional assistance to successfully consummate transactions, and negotiate with any lending or financial institutions, if necessary, to consummate transactions. Under their respective agreements, Messrs. Duoos and Adams receive monthly base compensation in the amount of $21,667 and $12,500, respectively. On each anniversary date of the agreements, VirtualFund will grant to each of them options under VirtualFund's 1996 Stock Incentive Plan to purchase 100,000 shares of VirtualFund's common stock at $.15 per share. Moreover, Messrs. Duoos and Adams are eligible to participate in any bonus or performance based incentive compensation plans which may be established by or provided for the Board of Directors. Any reasonable and necessary out-of-pocket expenses incurred by Messrs. Duoos and Adams in connection with their services under the agreements will be reimbursed by VirtualFund. The agreements shall expire on July 1, 2004, unless terminated earlier upon death or disability or with or without cause. If an agreement is terminated by reason of death or disability, payments under the agreements are made through the date of termination. If an agreement is terminated by VirtualFund without cause or with cause by Messrs. Duoos or Adams, respectively, payment of the base compensation is continued as severance payment until the end of the term of the agreement. Upon termination of an agreement for cause by VirtualFund or without cause by Messrs. Duoos or Adams, respectively, payments will only be made through the date of termination.

        In August 2001, Mr. Adams received a one-time special consulting fee in the amount of $30,000 for services provided to VirtualFund outside of the agreement for his work on the Special Acquisition/Investment Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective July 1, 2001, the Board established a loan program whereby VirtualFund will loan up to $500,000 to the outside directors based on their seniority to buy stock from shareholders at a mutually agreed upon price. In connection with the sale of RSPNetwork, Messrs. Adams and Duoos each received a loan in the amount of $73,313.75 to purchase 488,758 and 488,759 shares of common stock, respectively, from two shareholders at a purchase price of $.15 per share. In accordance with the provisions of the Sarbanes-Oxley Act of 2002, no further loans will be made to directors under this program.

        On July 23, 2001, VirtualFund entered into an Asset Purchase Agreement with its wholly owned subsidiary, RSPNetwork, Inc. and RSP Acquisitions, LLC. Pursuant to the Asset Purchase Agreement, RSPNetwork, Inc. sold substantially all of its assets and business to RSP Acquisitions, LLC for a purchase price consisting of the assumption of certain liabilities, up to $1,000,000 based on an earnout formula and other terms, conditions and provisions detailed in the Asset Purchase Agreement. Mr. Steven Fisher, President of RSP Acquisitions, LLC, is a director of VirtualFund. The VirtualFund received a fairness opinion relating to the sale. The assets involved in the transaction related to RSPNetwork, Inc.'s business of information systems integration providing IT solutions for businesses, and included accounts receivables, inventory, prepaid expenses, contracts, proprietary rights, equipment, records and customer deposits.

        In August 2001, the Board of Directors approved the reimbursement of relocation expenses to Mr. Duoos. VirtualFund reimbursed Mr. Duoos expenses in the amount of $202,527.

        On November 8, 2001, Cash Systems, Inc. and a wholly owned subsidiary of Cash Systems, Inc. issued a convertible promissory note to VirtualFund in the amount of up to $500,000. Advances totaling $400,000 were made under such note. Equity Securities Investments, Inc., as agent of Cash Systems, Inc., was paid a commission of $65,000 by Cash Systems, Inc. and received warrants to purchase 50,000 shares of common stock of Cash Systems, Inc. Mr. Edward Adams, Vice-Chairman of the Board of VirtualFund, is a principal of Equity Securities Investments, Inc.

        Since October 2001, Equity Securities Investments, Inc. has provided various brokerage and investment banking services in transactions involving VirtualFund, earning commissions and fees from VirtualFund or other parties to the transaction totaling $355,000, plus warrants of unspecified value. Mr. Edward Adams, Vice-Chairman of the Board of VirtualFund, is a principal of Equity Securities Investments, Inc.

        On January 10, 2003, VirtualFund entered into an Agreement and Plan of Merger ("Merger Agreement") by and among Marquest Financial, Inc., a Minnesota corporation ("Marquest"), Marquest Financial Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of VirtualFund ("Merger Sub") and Edward M. Graca, a director of VirtualFund and the sole shareholder of Marquest, pursuant to which Merger Sub merged with and into Marquest with Marquest surviving as a wholly owned subsidiary of VirtualFund (the "Merger"). In exchange for all of the outstanding shares of Marquest, Mr. Graca received 3,000,000 shares of VirtualFund common stock and $80,000. Mr. Graca also entered into a three-year employment agreement with Marquest to serve as its President and Chief Executive Officer. Mr. Graca will receive a base salary of $120,000 for the first year and $150,000 for each subsequent year of the three-year term. Mr. Graca also received a cash bonus of $69,000 on January 10, 2003. For each subsequent year of the three-year term, Mr. Graca will receive a cash bonus based upon the fee income received by Marquest from the production of loans. The employment agreement provides for severance payments upon termination.

        For other agreements involving directors and/or officers of VirtualFund, see "Compensation of Directors" and "Consulting Agreements."

BOARD OF DIRECTORS REPORT
ON REPRICING OF OPTIONS

        In July 2001, the Board of Directors approved the repricing of 500,000 nonstatutory stock options from $.16 per share to $.15 per share, approved the repricing of 100,000 nonstatutory stock options from $2.00 to $.15 per share, and repriced 100,000 nonstatutory stock options from $1.65 per share to $.15 per share (collectively, the "Nonstatutory Stock Options"). The primary purpose of granting the Nonstatutory Stock Options was to attract, incentivize and retain directors who are also acting as consultants to the Company and thereby promote the success of the Company. The Board of Directors concluded the Nonstatutory Stock Options were not positioned to achieve their primary purpose as a result of the decline in the price of the Company's common stock, and determined that it was advisable and in the best interests of the Company to reprice the Nonstatutory Stock Options. Except for the exercise prices, the terms of the Nonstatutory Stock Options, including the vesting schedules, were unchanged.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of VirtualFund consists of three directors. The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of VirtualFund. The Company has not adopted a written charter for the Audit Committee. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61 and No. 90; and

  (3)
  received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in VirtualFund's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, as filed with the Securities and Exchange Commission.

                      Audit Committee
                      Edward S. Adams
                      John K. Cavanaugh
                      Timothy R. Duoos

INFORMATION CONCERNING INDEPENDENT AUDITORS

        General.    Effective June 5, 2001, KPMG LLP resigned as VirtualFund's independent accounting firm. KPMG LLP reported on the financial statements of VirtualFund for the fiscal year ended June 30, 2000. Such report contained neither an adverse opinion nor a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the 2000 fiscal year and the interim period through June 5, 2001, there were no disagreements with KPMG LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

        Effective July 16, 2001, Lurie Besikof Lapidus & Company, LLP (LBLCO) was engaged as VirtualFund's independent accounting firm. The decision to engage LBLCO as VirtualFund's accountants was recommended by the Audit Committee and approved by the Board of Directors effective July 16, 2001. During VirtualFund's two fiscal years ended June 30, 2000, and the subsequent interim period prior to engaging LBLCO as VirtualFund's accountant on July 16, 2001, VirtualFund did not consult LBLCO on any matter.

        The Audit Committee has not yet taken action regarding the selection of auditors for fiscal 2003. A representative of LBLCO is expected to be available by telephone at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

        Audit Fees.    VirtualFund paid LBLCO an aggregate of $50,000 for the annual audit for fiscal year 2002 and for review of VirtualFund's financial statements included in VirtualFund's quarterly reports on Forms 10-Q for the fiscal year 2002. The above amount includes out-of-pocket expenses incurred by LBLCO in connection with the provision of such services.

        Financial Information Systems Design and Implementation Fees.    There were no fees paid to LBLCO for financial information systems design and implementation related services during fiscal year 2002.

        All Other Fees.    VirtualFund paid LBLCO $13,500 for tax services for VirtualFund and its retirement plan.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in VirtualFund's proxy statement for its 2004 Annual Meeting of Shareholders is November 10, 2003. Additionally, if VirtualFund receives notice of a separate shareholder proposal after January 21, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of VirtualFund for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires VirtualFund's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of VirtualFund's common stock, and VirtualFund is required to identify any of those persons who fail to file such reports on a timely basis. To VirtualFund's knowledge, all such persons filed in a timely manner all such reports during the fiscal year ended June 30, 2002.

GENERAL

        The management of VirtualFund knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

By Order of the Board of Directors

/s/ JOSEPH D. PUPEL Joseph D. Pupel Interim CEO

VirtualFund.com, Inc.
ANNUAL MEETING OF SHAREHOLDERS
Friday, April 4, 2003, 9:00 a.m. Central Time

Select Inn of Bloomington
7851 Normandale Boulevard
Bloomington, Minnesota

P R O X Y	This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 4, 2003.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

 If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Edward S. Adams and Timothy R. Duoos, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to VirtualFund.com, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, New York 10150-5155.

Please sign and date on the reverse side.

☒	Please mark vote as in this example.

The Board of Directors Recommends a Vote FOR Item 1.

				Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
1.	Election of Directors:	01 Edward S. Adams 02 John K. Cavanaugh 03 Timothy R. Duoos	04 Steven Fisher 05 Edward M. Graca	☐	☐

Instructions:  To withhold authority to vote for any indicated nominee, print name(s):

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

☐	Address change? Mark box and indicate changes at left.
Date

Signature
Signature

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.